UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  January 19, 2005

         Gaming Venture Corp., U.S.A.
         Exact name of Registrant as specified in its charter)

   Nevada                               86-0883289
 (State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization                           Identification
                                                             Number)

801 Pascack Road
Paramus, NJ                              07652
 (Address of principal executive offices)                 (Zip Code)

                  (201) 599-8484
       (Registrant's telephone number, including area code)

ITEM 4.   CHANGES IN CERTIFYING ACCOUNTANT

(a) On January 19, 2005, Gaming Venture notified its independent public accountant that it was changing auditors.

Friedman LLP reports on Gaming Ventures' financial statements for either of the past two years, December 31, 2003 and December 31, 2002 did not contain an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles.

During Gaming Venture's two most recent fiscal years, December 31, 2003 and December 31, 2002, and the subsequent period through the date of dismissal, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report as described in Item 304 (a)(1)(iv) of Regulation S-B.

(b) On January 19, 2005, the board of directors of Gaming Venture engaged the accounting firm of Stark Winter Schenkein & Co., LLP as principal accountants of Gaming Venture for the fiscal year ended
December 31, 2004.   Gaming Venture did not consult Stark Winter
Schenkein & Co., LLP regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on Stark Winter Schenkein & Co., LLP financial statements and neither written nor oral advice was provided that was an important factor considered by Stark Winter Schenkein & Co., LLP in reaching a decision as to the accounting, auditing or financial reporting issue; or any matter that was the subject of a disagreement or event identified in response to paragraph
(a) (1)(iv) of Item 304 of Regulation S-B.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 16     Letter from Friedman LLP


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                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 26, 2005


Gaming Venture, Corp., U.S.A.




   /s/Alan Woinski
By:-------------------------------
   Alan Woinski
   Chief Executive Officer